Objective Communication
Weighted average

                                                                                                                         Exhibit 11

                                                                       Three  months ended            Six  months ended
                                                                            June 30,                       June 30,
                                                                      1998            1997           1998            1997
                                                                      ----            ----           ----            ----
  Weighted average common shares outstanding                        5,715,359      4,346,569       5,696,211      3,196,822

  Shares issued within one year of filing of initial
    public offering                                                         -              -               -              -

  Options issues within one year of filing of initial
    public offering                                                         -              -               -              -

  Warrants issued within one year of filing of initial
    public offering                                                         -              -               -              -

  Convertible securities issued within one year of
     filing of initial public offering                                      -              -               -              -
                                                                 ------------   ------------    ------------   ------------

                                                                    5,715,359      4,346,569       5,696,211      3,196,822
                                                                    =========      =========       =========      =========




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